UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 23, 2018

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Iteris, Inc. (the “Company”) with the Securities and Exchange Commission on March 29, 2018, to reflect the execution of the Separation Agreement and General Release of Claims with Mr. Blair discussed below.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective March 23, 2018, the Company eliminated the position of Chief Technology Officer, Agriculture and Weather Analytics.  As a result, the Company terminated the employment of Mr. Thomas N. Blair, its Senior Vice President and Chief Technology Officer, Agriculture and Weather Analytics, effective as of such date.

Effective April 1, 2018, Mr. Blair and the Company entered into a Separation Agreement and General Release of Claims (“Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Blair will receive (i) severance payments aggregating $265,262.40, representing twelve months of base salary, payable in substantially equal installments over the twelve months following the effective date of the Separation Agreement, less applicable payroll deductions and taxes, and (ii) up to twelve months’ COBRA premiums paid by the Company for Mr. Blair and his eligible dependents.  In consideration of the foregoing benefits, (i) the Company and Mr. Blair agreed: (a) to a general release of claims in favor of the other and (b) not to disparage each other for a period of three years following termination and (ii) Mr. Blair agreed: (x) to cooperate with the Company in connection with certain legal proceedings, and (y) not to solicit employees of the Company for a period of one year following the effective date of the Separation Agreement.  In accordance with the Separation Agreement and applicable law, Mr. Blair has the right to revoke the Separation Agreement within seven days of its execution, and if he revokes the Separation Agreement, all of the terms and conditions contained therein will become null and void.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statement and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Separation Agreement and General Release, by and between Thomas N. Blair and Iteris, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JOE BERGERA
Joe Bergera,
Chief Executive Officer and President